Exhibit 4.21

EXECUTION VERSION

ASSUMPTION AGREEMENT TO COLLATERAL TRUST AGREEMENT

(Collateral Trust Agreement)

ASSUMPTION AGREEMENT TO COLLATERAL TRUST AGREEMENT, dated as of October 1, 2018, made by Tenneco Inc., Tenneco Automotive Operating Company Inc., Tenneco International Holding Corp., Tenneco Global Holdings Inc., TMC Texas Inc., The Pullman Company and Clevite Industries Inc. (each, a “New Loan Party” and collectively, the “New Loan Parties”) in favor of Wilmington Trust, National Association (the “Collateral Trustee”), not individually but solely as Collateral Trustee under the Amended and Restated Collateral Trust Agreement, dated as of April 15, 2014 (as amended, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), among Federal-Mogul LLC, a Delaware limited liability company, the Subsidiaries of Federal-Mogul LLC parties thereto and the Collateral Trustee.

W I T N E S S E T H :

WHEREAS, Tenneco Inc. (as successor by merger to Federal-Mogul LLC) (the “Company”) and certain of its Subsidiaries (other than the New Loan Parties) have entered into the Collateral Trust Agreement;

WHEREAS, each New Loan Party desires to become a party to the Collateral Trust Agreement in accordance with Section 6.11 of the Collateral Trust Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Collateral Agreement. By executing and delivering this Assumption Agreement, each New Loan Party becomes a party to the Collateral Trust Agreement as a “Loan Party” thereunder and, without limiting the foregoing, hereby expressly assumes all obligations of a “Loan Party” thereunder.

2. Governing Law. THIS ASSUMPTION AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

TENNECO INC., as the Company

By:	/s/ Paul D. Novas
Name: Paul D. Novas
Title: Vice President, Finance

TENNECO AUTOMOTIVE OPERATING COMPANY INC.
TENNECO INTERNATIONAL HOLDING CORP.
TENNECO GLOBAL HOLDINGS INC.
TMC TEXAS INC.
THE PULLMAN COMPANY
CLEVITE INDUSTRIES INC.

By:	/s/ Paul D. Novas
Name: Paul D. Novas
Title: Vice President, Finance

Acknowledged by:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Jane Y. Schweiger
Name: Jane Y. Schweiger
Title: Vice President